Exhibit 10.15.4

WAIVER AND AMENDMENT NO. 4 TO AGREEMENTS

        This WAIVER AND AMENDMENT NO. 4 TO AGREEMENTS (this “Amendment”) is entered into as of May 12, 2008 by and among TARRANT APPAREL GROUP, a corporation organized under the laws of the State of California (“Holding”), FASHION RESOURCE (TCL), INC., a corporation organized under the laws of the State of California (“Fashion”), TAG MEX, INC., a corporation organized under the laws of the State of California (“Tag Inc.”), PRIVATE BRANDS, INC., a corporation organized under the laws of the State of California (“Private”; and together with Holding, Fashion and Tag Inc., each individually a “Borrower” and collectively, the “Borrowers”), the financial institutions which are now or which hereafter become a party to the Loan Agreement (as hereinafter defined) (each a “Lender” and collectively, the “Lenders”), GMAC COMMERCIAL FINANCE LLC, a limited liability company organized under the laws of the State of Delaware (“GMAC CF”), as agent for the Lenders (GMAC CF, in such capacity, “Agent”), and GMAC CF, as Factor.

        WHEREAS, (a) the Borrowers, Lenders, and Agent have entered into certain financing arrangements pursuant to certain financing agreements, including, without limitation, that certain Loan and Security Agreement dated as of June 16, 2006 (as the same may now exist, or may hereafter be amended, restated, renewed, extended, supplemented, substituted, or otherwise modified, the “Loan Agreement”) and (b) the Borrowers and Factor have entered into certain financing arrangements pursuant to that certain Amended and Restated Factoring Agreement dated as of June 16, 2006 (as the same may now exist, or may hereafter be amended, restated, renewed, extended, supplemented, substituted, or otherwise modified, the “Factoring Agreement”; together with the Loan Agreement and all of the notes, guarantees, mortgages, instruments, agreements and other documents executed and/or delivered in connection with the Factoring Agreement and the Loan Agreement, as the same may now exist, or may hereafter be amended, restated, renewed, extended, supplemented, substituted, or otherwise modified, the “Financing Agreements”); and

        WHEREAS, as a result of certain violations of the Loan Agreement by the Borrowers, Events of Default have occurred under the Financing Agreements and, at the request of the Borrowers, Agent, the Lenders and Factor have agreed to waive such Events of Default subject to the conditions set forth in this Amendment; and

        WHEREAS, the Borrowers have requested that Agent, the Lenders and Factor amend and modify certain provisions of the Financing Agreements to which they are a party and Agent, the Lenders and Factor have agreed to accommodate the Borrowers’ requests, subject to the terms and conditions of this Amendment;

        NOW, THEREFORE, upon the mutual agreements and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.     Waiver.

(a)     The Borrowers hereby acknowledge, confirm and agree that the Borrowers have violated (i) Section 6.8(b) of the Loan Agreement by failing to achieve the minimum EBITDA for the twelve consecutive month period ending on March 31, 2008 as set forth therein and (ii) Section 7.5 of the Loan Agreement by making a loan in the amount of $7,500,000 (the “BCBG Loan”) to BCBG Max Azria Group, Inc. (“BCBG”), of which the outstanding balance on the date hereof is $6,500,000. As a result of such violations, Events of Default have occurred and are continuing under Section 10.2 of the Loan Agreement (the “Loan Agreement Events of Default”). The Borrowers have requested the Required Lenders to waive the Loan Agreement Events of Default, and the Required Lenders have agreed to, and hereby do, waive the Loan Agreement Events of Default, subject to (i) the Borrowers achieving a minimum EBITDA of $8,900,000 for the twelve consecutive month period ending on March 31, 2008 and (ii) the other terms and conditions set forth herein.

(b)     The Borrowers hereby acknowledge, confirm and agree that as a result of the occurrence of the Loan Agreement Events of Default, an Event of Default (as defined in the Factoring Agreement) has occurred and is continuing under the Factoring Agreement (the “Factoring Agreement Event of Default”). The Borrowers have requested Factor to waive the Factoring Agreement Event of Default, and Factor has agreed to, and hereby does, waive the Factoring Agreement Event of Default, subject to (i) the Borrowers achieving a minimum EBITDA of $8,900,000 for the twelve consecutive month period ending on March 31, 2008 and (ii) the other terms and conditions set forth herein.

(c)     Notwithstanding anything to the contrary set forth herein, Agent, the Lenders and Factor hereby reserve all rights and remedies granted to Agent, the Lenders and Factor under the Loan Agreement, the Factoring Agreement, the other Financing Documents, applicable law and otherwise, and nothing contained herein shall be construed to limit, impair or otherwise affect the right of Agent, the Lenders and Factor to declare an Event of Default with respect to any future non-compliance with any covenant, term or provision of the Loan Agreement or the Factoring Agreement, including, without limitation, Sections 6.8(b) and 7.5 of the Loan Agreement, or any other document now or hereafter executed and delivered in connection therewith. Without limiting the foregoing, nothing herein contained shall, or shall be deemed to, waive any Event of Default under any of the Financing Agreements other than the Loan Agreement Events of Default and the Factoring Agreement Event of Default.

3.     Amendments to Loan Agreement. As of the effective date of this Amendment, the Loan Agreement is hereby amended as follows:

(a)     The definition of the term “Availability Block” as set forth in Section 1.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

““Availability Block” shall mean, (a) at all times in which there is outstanding a loan or loans made by the Borrowers or any one or more of them to BCBG Max Azria Group, Inc. in violation of Section 7.5 hereof (regardless whether any such violation has been waived by the Required Lenders in accordance herewith), $2,200,000 and, (b) at all other times, $0.”

(b)     Section 6.8(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Minimum EBITDA. The Borrowers will not permit EBITDA for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the amounts set forth below; provided, however, that EBITDA shall be calculated based on financial information for only those Fiscal Quarters during which this Agreement was in effect, such that (i) EBITDA for the Fiscal Quarter ending on the last day of June 2006 shall be calculated with respect to the three consecutive month period ending on the last day of such Fiscal Quarter only, (ii) EBITDA for the Fiscal Quarter ending on the last day of September 2006 shall be calculated with respect to the six consecutive month period ending on the last day of such Fiscal Quarter only and (iii) EBITDA for the Fiscal Quarter ending on the last day of December 2006 shall be calculated with respect to the nine consecutive month period ending on the last day of such Fiscal Quarter only:

Fiscal Quarter Ending	EBITDA

June 2006
September 2006
December 2006
March 2007
June 2007
September 2007
December 2007
March 2008
June 2008
September 2008
December 2008
March 2009
June 2009
September 2009
December 2009
March 2010
June 2010
September 2010
December 2010

$ 3,700,000
$ 7,800,000
$12,000,000
$15,000,000
$15,500,000
$16,000,000
$17,000,000
$17,500,000
$ 7,900,000
$ 7,100,000
$ 7,900,000
$19,900,000
$20,500,000
$21,000,000
$21,500,000
$22,000,000
$22,500,000
$23,000,000
$23,500,000"

4.     Representations, Warranties and Covenants. The Borrowers represent, warrant and covenant with and to Agent, the Lenders and Factor as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Agreements, being a condition of the effectiveness of this Amendment and a continuing condition of the making or providing of any Revolving Advances or Letters of Credit by the Lenders to the Borrowers:

(a)     All of the representations and warranties set forth in the Loan Agreement, as amended hereby, the Factoring Agreement and the other Loan Agreements, are true and correct in all material respects after giving effect to the provisions hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; and

(b)     The BCBG Loan shall be repaid as follows: (i) $2,500,000 shall be repaid on or prior to May 31, 2008 and (ii) the remaining outstanding balance shall be repaid on or prior to June 30, 2008, and the failure of BCBG to repay the BCBG Loan as set forth herein shall constitute an immediate Event of Default under the Loan Agreement and the other Financing Documents.

5.     Conditions Precedent. The effectiveness of this Amendment and the agreement of Agent, the Lenders and Factor to the waivers, modifications and amendments set forth in this Amendment are subject to the fulfillment of the following conditions precedent:

(a)     No Event of Default or Default shall have occurred and be continuing on the date of this Amendment, or would exist after giving effect to the transactions contemplated under this Amendment; and

(b)     Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrowers, Agent, the Lenders and Factor.

6.     Effect of this Amendment. Except as specifically set forth herein, no other changes or modifications to the Financing Agreements are intended or implied, and, in all other respects, the Financing Agreements shall continue to remain in full force and effect in accordance with their terms as of the date hereof. This Amendment, and the instruments and agreements delivered pursuant hereto and thereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by Agent, the Lenders or Factor of any other provision of the Financing Agreements. Without limiting the foregoing, nothing herein contained shall, or shall be deemed to, waive any Event of Default of which Agent, any Lender or Factor does not or do not have actual knowledge as of the date hereof, or any event or circumstance which with notice or passage of time, or both, would constitute an Event of Default. Agent, the Lenders and Factor may waive any of such Events of Default, but only in a specific writing signed by Agent, the Lenders and Factor.

7.     Further Assurances. The Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

8.     Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9.     Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflict of laws).

10.     Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which taken together constitute one agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged. Any signatures delivered by a party by facsimile transmission or by electronic mail transmission shall be deemed an original signature hereto.

[Remainder of Page Intentionally Left Blank]

        Each of the parties has signed this Amendment as of the day and year first above written.

TARRANT APPAREL GROUP

By: /s/ Patrick Chow
Name: Patrick Chow
Title: Chief Financial Officer

FASHION RESOURCE (TCL), INC.

By: /s/ Patrick Chow
Name: Patrick Chow
Title: Chief Financial Officer

TAG MEX, INC.

By: /s/ Patrick Chow
Name: Patrick Chow
Title: Chief Financial Officer

PRIVATE BRANDS, INC.

By: /s/ Patrick Chow
Name: Patrick Chow
Title: Chief Financial Officer

GMAC COMMERCIAL FINANCE LLC,
as Agent and a Lender

By: /s/ Illegible
 Title: Executive Vice President

UPS CAPITAL CORPORATION,
as a Lender

By: /s/ John P. Holloway
 Name: John P. Holloway
Title: Director of Portfolio Management